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Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Pacific Biotech, Inc., a Delaware corporation
Metra Biosystems, Inc., a California corporation
Osteo Sciences Corporation, an Oregon corporation
Litmus Concepts, Inc., a California corporation

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  Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT